Exhibit 1.1

                 Shares

EURONAV NV

Ordinary Shares

(No Par Value)

UNDERWRITING AGREEMENT

            , 2015

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, NY 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the

Several Underwriters

Ladies and Gentlemen:

Euronav NV, a Belgian limited liability company (naamloze vennootschap) (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan

Securities LLC and Morgan Stanley & Co. LLC are acting as Representatives (the “Representatives”), an aggregate of                  Ordinary Shares, no par value (the “Firm Shares”), of the Company. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to                  additional Ordinary Shares (the “Option Shares”) as set forth below. All of the Firm Shares and the Option Shares to be sold hereunder will be sold with dividend rights attaching to them only based on the earnings of the Company’s operations from and after the date of issuance of the Firm Shares for a period of 90 days and, following the 90-day period, such shares (which are herein sometimes referred to as “US Shares”) will entitle their holders to receive dividends based on the same period of operations as the other Ordinary Shares. During the 90-day period, the U.S. Shares will not be eligible to be traded on the NYSE Euronext, nor will the other Ordinary Shares be eligible to be traded on the New York Stock Exchange.

The Representatives have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase from the Company the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, and their pro rata portion of the Option Shares if the Representatives elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(i) A registration statement on Form F-1 (File No. 333-198625) with respect to the Shares and a registration statement on Form F-4 (File No. 333-198626) with respect to Ordinary Shares, which are US Shares (the “Exchange Shares”) to be offered in exchange (the “Exchange Offer”) for the Ordinary Shares currently admitted to trading on the NYSE Euronext Brussels, have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and have been filed with the Commission. Copies of such registration statements, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representatives. The registration statement on Form F-1, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the form of prospectus (included in the Registration Statement) first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” The registration statement on Form F-4, which is herein referred to as the “F-4 Registration Statement”, has become effective under the Act and no post-effective amendment to the F-4 Registration Statement has been filed as of the date of this Agreement.

(ii) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, none of (A) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), and (B) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (including any General Use Free Writing Prospectus), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [8:00 p.m.] (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Ordinary Shares” mean the ordinary shares, no par value, of the Company.

“Statutory Prospectus” means the Preliminary Prospectus dated             , 2015.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. Each such communication is listed on Schedule III hereto.

(iii) The Company has been duly organized and is validly existing as a limited liability company (naamloze vennootschap) in good standing under the laws of Belgium, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit 21 of the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent or delay the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid (with the exception of the shares in Euronav Shipping NV and Euronav Tankers NV) and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv) The Subsidiaries of the Company listed on Schedule IV-3 of this Agreement, own the equity interests in the entities listed in Schedule IV-3 of this Agreement (collectively the “JV Entities”), in the respective percentages as set forth on Schedule IV-3. Each of the JV Entities has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the JV Entities is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The outstanding shares of capital stock of each of the JV Entities have been duly authorized and validly issued, are fully paid and non-assessable and the percentages of such equity interests set forth on Schedule IV-3 are owned by the Subsidiaries set forth on Schedule IV-3 free and clear of all liens, encumbrances, options, call rights and other equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the JV Entities are outstanding. Except for the Subsidiaries and the JV Entities, and as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities of any corporation, limited liability company, partnership, joint venture or other entity.

(v) From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vi) The outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus and the F-4 Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Ordinary Shares.

(vii) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (A) issued any securities; (B) incurred any liability or obligation, direct or contingent, for borrowed money; or (C) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(viii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any amendments and supplements thereto and the Testing-the-Waters Communications do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(ix) The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(x) The Company has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communication, other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Each individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, complied in all material respects with the Act, and when taken together with the Registration Statement, the General Disclosure Package and the Prospectus as of the Applicable Time, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not, and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(xii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(xiii) (A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xiv) The consolidated financial statements of the Company and its consolidated Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations, not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xv) KPMG Bedrijfsrevisoren, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xvi) The Company has taken the necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(xvii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of the JV Entities, or to which any property of the Company, its Subsidiaries or the JV Entities is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company, any of its Subsidiaries or any of the JV Entities would, individually or in the aggregate, have a Material Adverse Effect. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xviii) The Company and its Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. The Company and the Subsidiaries and JV Entities occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) The Company and its Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(xx) Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business and changes and developments referred to in clause (A) of this paragraph, above, and transactions referred to in clause (B) of this paragraph, above, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (C) the Company and its Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus, and (D) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxi) None of the Company, any of its Subsidiaries or any of the JV Entities is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company, any of its Subsidiaries or any of the JV Entities of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, any Subsidiary, or any JV Entity or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Subsidiary or any JV Entity is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company, any Subsidiary or any JV Entity of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, any Subsidiary or any JV Entity, or any of their properties or assets.

(xxii) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability company or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(xxiv) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries (A) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxv) The Company and its Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names and trade secrets, as well as related rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries.

(xxvi) None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees (solely in their capacity as officer, director or employee) or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(xxvii) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Ordinary Shares to facilitate the sale or resale of the Shares.

(xxviii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or will be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xxix) The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and its board of directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxx) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxxi) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(xxxii) The operations of the Company, the Subsidiaries and, to the knowledge of the Company, the JV Entities are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or any of the JV Entities with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The Company has adopted policies and procedures designed to promote and achieve compliance on the part of the Company and the Subsidiaries and any director, officer, agent, employee, affiliate and any person acting on behalf of the Company or any of the Subsidiaries with all Money Laundering Laws.

(xxxiii) Neither the Company nor the Subsidiaries nor, to their knowledge, the directors or officers, or any employee, agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively “Sanctions”), nor is the Company or any of the Subsidiaries located, organized, or resident in a country or territory that is the subject or the target of Sanctions; and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, any joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the knowledge of the Company, none of the Company, the Subsidiaries, nor its directors, officers or employees, nor any agent, affiliate, joint venture partner or other person acting on behalf of the Company or any of the Subsidiaries has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622, 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”); and the Company does not have any present plans to knowingly engage in any activities or business that would subject it to sanctions under the Iran Sanctions.

(xxxiv) Neither the Company nor any of the Subsidiaries nor, to their knowledge, any director, officer, any of the JV Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company, any of the Subsidiaries or JV Entities: (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (B) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office; (C) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the UK Bribery Act of 2010 (the “Bribery Act”) or any other anti-bribery law or regulation to which the Company, any of its Subsidiaries, any of the JV Entities, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, any of its Subsidiaries or any of the JV Entities is subject. The Company, the Subsidiaries, their affiliates and, to the knowledge of the Company, the JV Entities have each conducted their businesses in compliance with the FCPA, the Bribery Act and any other applicable anti-bribery law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) The Company and each of the Subsidiaries carry or are covered by, insurance, from insurers of recognized financial responsibility (which term for purposes of this Agreement shall include protection and indemnity clubs), in such amounts and covering such risks as is customarily obtained by other companies engaged in similar businesses; neither the Company nor any of the Subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi) The Company and the Subsidiaries do not maintain any “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA.

(xxxvii) To the Company’s knowledge and other than as disclosed on the FINRA questionnaires previously provided to the Underwriters, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxviii) Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect: (A) the Company, each Subsidiary and each JV Entity have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws and international conventions (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (B) the Company, each Subsidiary and each JV Entity have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (C) none of the Company, any Subsidiary or any JV Entity is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (x) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (y) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (D) none of the Company, any Subsidiary or any JV Entity has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (E) none of the Company, any Subsidiary or any JV Entity is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company, its Subsidiaries or any JV Entity. In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company, its Subsidiaries and the JV Entities. On the basis of such review, the Company has reasonably concluded that the Company has not incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxxix) The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(xl) There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xli) Other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xlii) As of the date of the initial filing of the Registration Statement, were no outstanding personal loans made, directly or indirectly, by the Company, any Subsidiary or any Joint Venture Entity to any director or executive officer of the Company.

(xliii) No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(xliv) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xlv) The Framework Agreement, dated January 3, 2014 (the “Maersk Framework Agreement”), by and between Maersk Tankers Singapore Pte Ltd and the Company, and each memorandum of agreement executed pursuant thereto (the “Maersk MOAs”) for the acquisition of the vessels to be acquired by the Company or any of its Subsidiaries pursuant thereto (the “Maersk Acquisition Vessels”) has been duly authorized and has been executed and delivered by the Company or one of its Subsidiaries, and assuming the due authorization, execution and delivery by the other parties thereto, constitute valid and binding agreements enforceable in all material respects against the parties thereto in accordance with their terms.

(xlvi) The Framework Agreement, dated July 7, 2014 (the “VLCC Framework Agreement” and, together with the Maersk Framework Agreement, the “Framework Agreements”), by and between Maersk Tankers Singapore Pte Ltd and the Company, and each memorandum of agreement executed pursuant thereto (the “VLCC MOAs” and, together with the Maersk MOAs, the “MOAs”) for the acquisition of the vessels to be acquired by the Company or any of its Subsidiaries listed on Schedule IV-2 hereto (the “VLCC Acquisition Vessels”) has been duly authorized and has been executed and delivered by the Company or one of its Subsidiaries, and assuming the due authorization, execution and delivery by the other parties thereto, constitute valid and binding agreements enforceable in all material respects against the parties thereto in accordance with their terms.

(xlvii) (A) (x) All of the vessels described in the Registration Statement, General Disclosure Package and Prospectus as owned by the Company, or a Subsidiary or by a JV Entity (the “Owned Vessels”) have been duly and validly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV-1 or V-3, as applicable, in the sole ownership of the Company or the named Subsidiary or JV Entity, and no other action is necessary to establish and perfect such entity’s title to, and interest in, such vessel as against any charterer or other third party; the Company, each such Subsidiary or, each such JV Entity has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record, except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect, and, solely with respect to the Owned Vessels, the JV Vessels and, to the extent delivered to the Company the Maersk Acquisition Vessels and the VLCC Acquisition Vessels, except for liens for crew’s wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than sixty (60) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the relevant owner of such Vessel shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject such Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect. (y) The Owned Vessels have been operated in compliance in all material respects with applicable rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. (z) Each Owned Vessel has been classed by a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(xlviii) The Owned Vessels carry or are entitled to the benefits of insurance relating to such vessels and their respective properties, operations, personnel and business with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the international shipping industry, and all such insurance will be maintained in full force and effect; the Company has no reason to believe that, upon the closing of the transactions contemplated by the Framework Agreements and the MOAs, the Company and the Subsidiaries will not be able (A) to obtain insurance relating to said vessels with insurers of recognized international standing as of the closing of said transactions, in such amounts and covering such risks as are generally maintained by companies engaged in the shipping industry, and (B) to maintain all such insurance to be in full force and effect. For the avoidance of doubt, the term “insurers” shall include P&I clubs.

(xlix) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Belgium and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Belgium. All such payments made to holders of Shares who are non-residents of Belgium will be subject to income, withholding or other taxes under laws and regulations of Belgium or any political subdivision or taxing authority thereof or therein to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus, and will otherwise be free and clear of any other tax, duty, withholding or deduction in Belgium or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Belgium or any political subdivision or taxing authority thereof or therein.

(l) Each management agreement between the Company and Euronav Ship Management SAS, Euronav SAS and Euronav Ship Management (Hellas) Ltd., Euronav (UK) Agencies Ltd. or Tankers International LLC (the “Management Agreements” and each, a “Management Agreement”) has been duly authorized and has been executed and delivered by the respective parties thereto and constitutes a valid and binding agreement of each such party enforceable in all material respects against each such party in accordance with its terms. The descriptions of the terms of the Management Agreements that are contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair in all material respects.

(li) The Company is a “foreign private issuer” as defined in Rule 405 of the Rules and Regulations and is eligible to register the Shares on Form F-1 adopted by the Commission.

(lii) Neither the Company nor any Subsidiary nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Belgium or any political subdivisions thereof.

(liii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary that is not a Joint Venture (A) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company and any such dividends and other distributions, under the current laws and regulations of the jurisdiction where such Subsidiary is organized, may be freely transferred out of such jurisdiction and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such jurisdiction, (B) to make loans or advances or pay any indebtedness to the Company or (C) to transfer any of its property or assets to the Company.

(liv) The Company has the power to submit, and pursuant to Section 14 hereof has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the federal and state courts in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 14 hereof has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(lv) Except for the Belgian stock exchange tax of 0.25%, with a cap of 740 EUR per transaction and per party, due upon the sale and purchase of Shares on the secondary market through a professional intermediary established in Belgium, no stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the United States, Belgium or any political subdivision thereof or to any authority having power to tax, in connection with the execution, delivery or performance of this agreement by the Company or the issuance, sale or delivery of the Shares to be sold by the Company, to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this agreement and the Prospectus.

2.	Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $         per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold by the Company hereunder (and any Option Shares to be so sold by the Company) is to be made in immediately available funds to a blocked account designated by the Company (the “Blocked Account”). Such payment is to be made at 9:00 a.m., Central European time, by the [third] business day after the date of this Agreement or at such other time and date not later than [five] business days thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” On the Closing Date, the Company will issue the Firm Shares by 12:00 p.m. Central European Time. The effective realization of the Company’s capital increase and the issuance of Firm Shares to be issued by the Company, will be acknowledged and recorded in a notarial deed by one director in accordance with article 589 of the Belgian Company Code (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on October 1, 2014, and the Underwriters shall subscribe for such Firm Shares with a view to distribute such Firm Shares on and after the Closing Date to the investors to whom such Firm Shares have been sold. To that effect, the Company will procure that the Firm Shares so issued by the Company shall qualify as registered shares for which Cede & Co. will be registered as shareholder in the split share register of the Company to be held in the United States for the account of the Underwriters. (As used herein, “business day” means a day on which the NYSE Euronext and the New York Stock Exchange are open for trading and on which banks in Brussels, Belgium and New York, New York are open for business and are not permitted by law or executive order to be closed.)

As compensation for the Underwriters’ commitments, the Company will pay to the Representatives for the Underwriters’ proportionate accounts the sum of $ per share times the total number of Shares (including any Option Shares) purchased by the Underwriters from the Company on the Closing Date (and the Option Closing Date, as appropriate). Such payment will be made on the Closing Date (or the Option Closing Date) with respect to the Shares purchased on such date by wire transfer or credit of immediately available funds to an account designated by the Representatives.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by the Representatives on behalf of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. Payment and delivery for such Option Shares, and payment to the Underwriters of their compensation, shall be effected in the manner described in the second and third paragraphs of this Section 2, but the time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representatives in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representatives may cancel any unexercised portion of such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by the Representatives and the several other Underwriters.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(ii) The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(iii) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(iv) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the Act and (B) completion of the 90-day restricted period referred to in Section 4(a)(xii) hereof.

(v) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or the F-4 Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, with respect to the Registration Statement or the F-4 Registration Statement, (C) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement, the F-4 Registration Statement, or for a supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the F-4 Registration Statement, or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the General

Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the Exchange Shares for offer, sale and delivery in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(vi) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (A) qualify as a foreign corporation, (B) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(vii) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(viii) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(ix) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(x) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representatives in writing when such statement has been so made available.

(xi) Prior to the Closing Date, the Company will furnish to the Underwriters, if and as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii) No offering, pledge, sale, offer to sell, contract to sell, short sale, derivative transaction which would have the same effect as a sale, other disposition of any Ordinary Shares of the Company (whether or not they are US Shares) or other securities convertible into or exchangeable or exercisable for such Ordinary Shares or derivative of such Ordinary Shares (or agreement for such), or any public announcement of the intention to take any of the foregoing actions will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or pursuant to the Exchange Offer (as defined in the Prospectus) or with the prior written consent of Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. No registration statement with respect to any such Ordinary Shares or other such securities or derivatives shall be filed with the Commission within such period without the consent of Deutsche Bank Securities Inc., Citigroup Global Markets Inc. or J.P. Morgan Securities LLC.

(xiii) The Company has caused each officer and director of the Company, and Saverco NV and Ceres Investment Partners Ltd. to execute and deliver to the Representatives, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”). If the Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a Lockup Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit B hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xv) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xvi) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the US Shares.

(xvii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(xviii) The Company will effect the Exchange Offer (as defined in the Prospectus), subject to the terms, conditions and limitations described in the F-4 Registration Statement but in no event prior to 60 days after the date of issuance of the Firm Shares.

(xix) If, for any reason, the sale of the Firm Shares does not occur on the Closing Date (or sale by the Company of any Option Shares does not on the Closing Date or the Option Closing Date), the Company will promptly return to Representatives, upon their request, all funds previously sent to the Blocked Account by or on their behalf as payment for the Firm Shares (or the Option Shares, as the case may be).

5.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) subject to the immediately following sentence, the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses incurred by the Company, provided that the costs of any chartered aircraft shall be split evenly between the Company on the one hand and the Underwriters on the other hand; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing applications, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares (including the related fees and expenses of counsel for the Underwriters not to exceed $25,000); (viii) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange and the NYSE Euronext Brussels; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii) hereof; (xii) and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws set forth above, if requested by the Representatives, and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters) (for purposes of this clause (xii), not to exceed in the aggregate $5,000); and (xiii) all costs and expenses related to the Exchange Offer. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and foreign or state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a) or Section 6 hereof or is terminated by the Company pursuant to Section 9(b) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with performing their obligations hereunder, including investigating, marketing and proposing to market the Shares; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Prospectus and each Issuer Free Writing Prospectus required to be filed, shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the F-4 Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or the F-4 Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares or the transactions contemplated by the F-4 Registration Statement.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the opinion of Argo Law, Belgium counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed, (ii) the opinion of Seward & Kissel LLP, United States counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in the form previously agreed, (iii) the opinion of Seward & Kissel LLP, Marshall Islands counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed, (iv) the opinion of Seward & Kissel LLP, Liberian counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed, (v) the opinion of Mayer Brown JSM, Hong Kong counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed, (vi) the opinion of Watson, Farley & Williams LLP, French counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed and (vii) the opinion of Theo V. Sioufas & Co. Law Offices, Greek counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form previously agreed.

(c) The Representatives shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, of KPMG Bedrijfsrevisoren confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement and the F-4 Registration Statement have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or the F-4 Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus, to his knowledge, did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, to his knowledge, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He has carefully examined the Registration Statement and, in his opinion, as of the effective date of the Registration Statement, the Registration Statement and

any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He has carefully examined the Prospectus and, in his opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f) The Company shall have furnished to the Representatives, on the Option Closing Date, such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) There shall have been no suspension of trading of the Ordinary Shares on the NYSE Euronext Belgium.

(h) The Firm Shares and Option Shares, if any, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(i) The Lockup Agreements described in Section 4(a)(xiii) hereof shall be in full force and effect.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares or the completion of the transactions contemplated by the F-4 Registration Statement.

(k) Payment of the underwriters’ compensation pursuant to the third paragraph of Section 2 shall have been made.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Morgan, Lewis & Bockius LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	Indemnification.

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter, the affiliates, directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such affiliate, director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the F-4 Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement, the F-4 Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Act (a “road show”) or otherwise the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii) to reimburse each Underwriter, each Underwriter’s affiliates, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, such affiliate, or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show, (ii) with respect to the Registration Statement or any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Act (a “road show”) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Written Testing-the-Waters Communication or any road show in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity obligation will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) or hereof shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel (which shall be one firm, together with local counsel), (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, the F-4 Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party and agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company irrevocably appoints Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to (A) any Underwriter, its directors, affiliates or officers or any person controlling any Underwriter and (B) the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company in such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representatives may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358), and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10022, Attention: Syndicate Registration; if to the Company, to Euronav NV, De Gerlachekaai 20, 2000 Antwerpen Belgium, Attention: General Counsel, with a copy (which copy shall not constitute notice hereunder) to Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, Attn: Gary J. Wolfe.

11.	Termination.

This Agreement may be terminated by the Representatives by notice to the Company:

(a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representatives’ judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NYSE Euronext Belgium or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State authorities; (v) the suspension of trading of the Company’s Ordinary Shares by the New York Stock Exchange or the NYSE Euronext Belgium, the Commission or any other governmental authority; or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representatives’ opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the affiliates, officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the third and ninth through tenth through fifteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Any legal suit, action or proceeding arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the F-4 Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement, the F-4 Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (“Related Proceedings”) shall be instituted, subject to Section 8(f) hereof, in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the Representatives’ engagement as underwriter or the Representatives’ role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

EURONAV NV

By:
Name:
Title:

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC., As Representative

By:
Name:
Title:

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC., As Representative

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC, As Representative

By:
Name:
Title:

MORGAN STANLEY & CO. LLC, As Representative

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
DnB Markets, Inc.
Skandinaviska Enskilda Banken AB (publ)
Evercore Group L.L.C.
ABN Amro Securities (USA)
Scotia Capital(USA) Inc.
Clarkson Capital Markets LLC
KBC Securities USA, Inc.

Total

SCHEDULE II

Free Writing Prospectus dated             , 2015

Pricing Term Sheet dated             , 2015, filed as a Free Writing Prospectus with the Commission

SCHEDULE III

Testing-the-Waters Communications

SCHEDULE IV-1

Owned Vessels

Vessel	Flag State	Owner
TI Europe	Belgium	Euronav NV
Alsace	Greece	Euronav NV
Antarctica	France	Euronav NV
Nucleus	Marshall Islands	Euronav Shipping NV
Nautilus	Marshall Islands	Euronav Shipping NV
TI Hellas	Belgium	Euronav NV
Sara	France	Euronav Tankers NV
Sandra	France	Euronav Tankers NV
Ilma	Belgium	Euronav Tankers NV
Ingrid	Belgium	Euronav Shipping NV
Iris	Belgium	Euronav Tankers NV
Simone	Belgium	Euronav Tankers NV
Sonia	Belgium	Euronav Tankers NV
Nautic	Marshall Islands	Euronav Tankers NV
Navarin	Marshall Islands	Euronav Shipping NV
Nectar	Marshall Islands	Euronav Shipping NV
Neptun	Marshall Islands	Euronav Shipping NV
Newton	Belgium	Euronav Shipping NV
Noble	Belgium	Euronav Shipping NV
Flandre	France	Euronav NV
TI Topaz	Belgium	Euronav NV
Artois	France	Euronav NV
Famenne	France	Euronav NV
Felicity	Belgium	Euronav NV
Fraternity	Belgium	Euronav NV
Cap Felix	Belgium	Euronav NV
Cap Theodora	Greece	Euronav NV
Cap Lara	Greece	Euronav NV
Cap Victor	Greece	Euronav NV
Cap Charles	Greece	Euronav NV
Cap Guillaume	Greece	Euronav NV
Cap Philippe	Greece	Euronav NV

Cap Pierre	Greece	Euronav NV
Cap Leon	Greece	Euronav NV
Finesse	Greece	Euronav NV
Cap Diamant	Greece	Euronav NV
Cap Georges	Greece	Euronav NV
Cap Jean	Greece	Euronav NV
Cap Laurent	Greece	Euronav NV
Cap Romuald	Greece	Euronav NV
Hojo	Belgium	Euronav NV
Hakone	Greece	Euronav NV

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SCHEDULE IV-2

VLCC Acquisition Vessels to be Delivered

Vessel	Owner
Hakata	Euronav NV
Hirado	Euronav NV

Schedule IV-3

JV Vessels

Vessel	Flag State	JV Entity	Owner of JV Entity Equity Interests	Percent Owned
Captain Michael	Greece	Fiorano Shipholding Limited	Euronav Hong Kong Limited	50%
Eugenie	Greece	Fontvielle Shipholding Limited	Euronav Hong Kong Limited	50%
Maria	Greece	Larvotto Shipholding Limited	Euronav Hong Kong Limited	50%
Devon	Greece	Moneghetti Shipholding Limited	Euronav Hong Kong Limited	50%
V.K. Eddie	Panama	Kingswood Co., Limited (sole shareholder of Seven Seas Shipping Limited)	Euronav Hong Kong Limited	50%
FSO Africa	Marshall Islands	TI Africa Limited	Euronav Hong Kong Limited	50%
FSO Asia	Marshall Islands	TI Asia Limited	Euronav Hong Kong Limited	50%

LOCK-UP AGREEMENT

            , 2015

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, NY 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

As Representatives of the
Several Underwriters

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Euronav NV (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of ordinary shares, no par value, of the Company (the “Public Offering”). As used herein, “Ordinary Shares” means such ordinary shares of the Company, whether or not they are “US Shares” as defined in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, the undersigned will not, directly or indirectly, offer, sell, pledge, offer to sell, contract to sell (including any short sale), grant any option to purchase, enter into any derivative transaction which would have the same effect as a sale or otherwise dispose of, or make any public announcement of the intention to take any of the foregoing actions with respect to: (i) any Ordinary Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, (ii) any Ordinary Shares which may be issued upon exercise of a stock option or warrant or upon conversion of a convertible security, and (iii) any other security convertible into or exchangeable for Ordinary Shares (including any of the Company’s convertible preferred equity securities and convertible notes), or enter into any Hedging Transaction (as defined below) relating to the Ordinary Shares (each of the foregoing referred to as a “Disposition”), during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may transfer (a) Ordinary Shares acquired in open market transactions by the undersigned after the completion of the Public Offering and (b) any or all of the Ordinary Shares or other Company securities if the transfer is (i) by gift, will or intestacy or (ii) to any of its Affiliates (as such term is defined in the U.S. Securities Act of 1933, as amended) or as a distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. In addition, the undersigned may (i) exchange any Ordinary Shares it beneficially owns for U.S. Shares (as defined in the Underwriting Agreement), provided that it holds such U.S. Shares subject to the provisions of this Lock-Up Agreement, and (ii) convert any Company perpetual preferred convertible stock into Ordinary Shares in connection with the completion of the Public Offering.

The undersigned agrees that the Company may, and that the undersigned will (i) with respect to any Ordinary Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Ordinary Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration

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rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 2, 2015 or if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), or if the Underwriters and the Company agree that the Public Offering will not go forward, this agreement shall be of no further force or effect.

(Signature Page Follows)

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Signature:

Print Name:

Number of shares owned, including all shares that are issuable pursuant to warrants, options or convertible securities:	Certificate numbers:

4

EXHIBIT B

FORM OF WAIVER

[Letterhead of DBSI]

Euronav NV

Public Offering of Ordinary Shares

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Euronav NV (the “Company”) of [                ] ordinary shares, [no] par value (the “Ordinary Shares”), of the Company and the lock-up letter dated [            ], 20[    ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 20[    ], with respect to [                ] Ordinary Shares (the “Shares”).

Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

cc:	Euronav NV

EXHIBIT C

FORM OF PRESS RELEASE

Euronav NV

[Date]

Euronav NV (the “Company”) announced today that [Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC]., the lead book-running managers in the Company’s recent public sale of                  ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to                  of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on         ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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